UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 11, 2007

Date of Report (Date of earliest event reported)

Baldor Electric Company

Exact name of registrant as specified in its charter

Missouri	01-07284	43-0168840
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No

5711 R. S. Boreham, Jr., St Fort Smith, Arkansas	72901
Address of principal executive offices	Zip Code

479-646-4711

Registrant’s telephone number, including area code

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

This Form 8-K updates information in the Preliminary Prospectus Supplements filed by Baldor Electric Company (the “Company”), on January 9, 2007 with the Securities and Exchange Commission (the “Preliminary Prospectus Supplements”) in connection with its offering of senior notes, shares of its mandatorily convertible preferred stock and shares of its common stock.

Exhibit 99.1 attached hereto and incorporated herein is a table containing corrections of the pro forma amounts for Depreciation and Amortization and for EBITDA contained in the Preliminary Prospectus Supplements for the year ended December 31, 2005 and for the nine months ended September 30, 2006. The information contained in Exhibit 99.1 with respect to those amounts supersedes the amounts for those items contained in the Preliminary Prospectus Supplements. Accordingly, you should not rely on the amounts for those items contained under the heading “Summary Historical and Pro Forma Consolidated Financial Data of Baldor” in the Preliminary Prospectus Supplements when making an investment decision with respect to the offering described therein.

This corrected information should be read together with the “Unaudited Pro Forma Condensed Combined Financial Information” and the historical financial statements, the related notes and other financial information included or incorporated by reference into the Preliminary Prospectus Supplements.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

See exhibit index hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baldor Electric Company
(Registrant)

Date January 11, 2007	/s/ Ronald E. Tucker
Ronald E. Tucker Chief Financial Officer and Secretary (Principal Financial Officer)

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Table containing corrections of amounts for pro forma Depreciation and Amortization and for pro forma EBITDA for the year ended December 31, 2005 and for the nine months ended September 30, 2006